Exhibit 99.1

SeaChange International Reports Fiscal Fourth Quarter 2021 Financial Results; Continued Execution of Strategic Roadmap Positions Company for Success in Fiscal 2022

SeaChange’s Bolstered Balance Sheet with More than $22 Million in Cash, Ideally Positions Company to Capitalize on the Growing Global Demand for OTT Video Streaming Services

WALTHAM, MA – April 13, 2021 – SeaChange International Inc. (NASDAQ: SEAC), a leading provider of video delivery platforms, today reported financial and operational results for the fiscal fourth quarter and year ended January 31, 2021. The Company also provided an update on its recent operational progress on strategic initiatives that have placed the Company in a strong position for fiscal 2022.

Fiscal Fourth Quarter 2021 and Recent Operational Highlights

•	Implemented a multi-faceted strategic roadmap designed to drive scale, capture market share, and create even greater value for both our customers and shareholders.
•	Enhanced the Company’s go-to-market strategy designed to position SeaChange as the leading enabler of video streaming services to cable companies and content owners globally
•	Secured a multi-year, multi-million-dollar contract with one of the largest broadband service providers in the United States.
•	Refined the Company’s business model in an effort to more effectively monetize the value of SeaChange’s software and services and drive a greater return on investment for the Company’s customers.
•

Solidified the balance sheet with the closing of a public offering of common stock on April 1, 2021, which provided approximately $19.1 million in gross proceeds to accelerate the Company’s strategic roadmap.

•	Realized a 54% year-over-year decrease in operating expenses in the fiscal fourth quarter of 2021 due to ongoing efficiency measures.
•

Strengthened the leadership team, including appointing Chairman Robert Pons as Executive Chairman, appointing technology veteran Matthew Stecker to the board of directors, and promoting Christoph Klimmer to SVP of Global Sales and Marketing.

Management Commentary

“Over the last three months, we have been laser focused on aggressively implementing our long-term strategic roadmap, which is designed to drive scale, capture market share, and create even greater value for both our customers and shareholders,” said Robert Pons, SeaChange’s Executive Chairman. “Our execution is clearly evident by not only the sequential improvements in our top and bottom lines, but also the major customer win we recently secured,  a multi-year, multi-million-dollar contract with one of the largest broadband service providers in the U.S. Our building sales momentum validates the effectiveness of our refined go-to-market strategy and our holistic approach to selling the full value of our software and services to the world’s most prominent video providers. The increasing value our technology platform is providing to video and broadband providers globally demonstrates SeaChange’s elevated value proposition and increasingly critical role in the industry. Today, SeaChange is positioned at the epicenter of the video industry’s transformation to over-the-top (OTT) video streaming services and delivery to the billions of end users globally.

Pons continued, “While we are still in the early innings of our strategic roadmap, I can confidently say that the SeaChange of today is a much stronger and more capable organization, and that the future has never been brighter. With more than $22 million of cash on our balance sheet today, we have the resources to accelerate many key initiatives within our strategic roadmap and better capitalize on the strong secular tailwinds in the growing, multi-billion-dollar video streaming market. Over time, we expect that the successful execution of our plan will translate to sustainable growth and consistent profitability in the years ahead.”

Fiscal Fourth Quarter 2021 Financial Results

•

Total revenue was $5.1 million, an improvement compared to $5.0 million in the third quarter of fiscal 2021. Product revenue was $1.4 million (or 27% of total revenue), an improvement compared to $1.0 million (or 21% of total revenue) in the third quarter of fiscal 2021. Service revenue was $3.7 million (or 73% of total revenue) compared to $3.9 million (or 79% of total revenue) in the third quarter of fiscal 2021.

•	Revenue backlog at quarter end was $20.4 million compared to $21.9 million in the third quarter of fiscal 2021.
•	Gross profit was $2.8 million (or 55% of total revenue) compared to $2.8 million (or 56% of total revenue) in the third quarter of fiscal 2021.
•	Total operating expenses remained at $7.3 million compared to the third quarter of fiscal 2021.
•	GAAP loss from operations totaled $4.4 million, an improvement compared to a GAAP loss from operations of $4.6 million in the third quarter of fiscal 2021.
•

Non-GAAP loss from operations totaled $3.5 million, or $(0.09) per basic share, an improvement from non-GAAP loss from operations of $3.8 million, or $(0.10) per basic share, in the third quarter of fiscal 2021.

•	GAAP net loss totaled $4.4 million, or $(0.12) per basic share, an improvement from GAAP net loss $5.1 million, or $(0.14) per basic share, in the third quarter of fiscal 2021.

Conference Call

SeaChange will host a conference call today (April 13, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange executive management will host the call, followed by a question-and-answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13718351

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) powers hundreds of cloud and on-premises platforms with live TV and video on demand (VOD) for millions of end users worldwide. SeaChange's end-to-end solution enables operators and content owners to cost-effectively launch a direct-to-consumer video streaming service to manage, curate and monetize their linear and on demand content across all major device platforms such as Smart-TVs, mobile devices, and Set-Top-Boxes. A demonstration of SeaChange’s video streaming platform is available here. For more information on SeaChange, please visit www.seachange.com.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to execute its strategic roadmap, capture additional market share and capitalize on the growing demand for over-the-top video streaming services globally; the Company’s ability to effectively monotizethe value of its softwareand services; the Company’s ability to accelerate key initiatives and execute on its strategic plan in a manner that translates to sustainable growth and consisten profitability in the years ahead;; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in

Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Investor Relations
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	January 31, 2021	January 31, 2020
Assets
Cash and cash equivalents	$5,856	$9,013
Marketable securities	252	4,617
Accounts and other receivables, net	6,050	12,127
Unbilled receivables	15,699	23,310
Prepaid expenses and other current assets	4,372	5,112
Property and equipment, net	605	554
Goodwill and intangible assets, net	11,849	12,075
Other assets	5,725	6,082
Total assets	$50,408	$72,890
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$10,172	$16,341
Deferred revenue	5,394	6,181
Deferred tax liabilities and income taxes payable	888	436
Promissory note	2,413	—
Total liabilities	18,867	22,958
Total stockholders' equity	31,541	49,932
Total liabilities and stockholders' equity	$50,408	$72,890

SeaChange International, Inc.

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended January 31,		For the Fiscal Years Ended January 31,
	2021	2020	2021	2020
Revenue:
Product	$1,396	$13,243	$6,608	$39,914
Service	3,727	6,070	15,391	27,240
Total revenue	5,123	19,313	21,999	67,154
Cost of revenue:
Product	753	1,765	3,556	6,179
Service	1,539	3,534	8,513	17,473
Total cost of revenue	2,292	5,299	12,069	23,652
Gross profit	2,831	14,014	9,930	43,502
Operating expenses:
Research and development	3,258	3,990	13,808	16,050
Selling and marketing	930	2,505	6,420	12,179
General and administrative	2,689	3,547	9,746	15,211
Severance and restructuring costs	395	371	1,477	3,523
Loss on sale of fixed assets	—	5,423	—	5,423
Total operating expenses	7,272	15,836	31,451	52,386
Loss from operations	(4,441)	(1,822)	(21,521)	(8,884)
Other income (expense), net	154	2,041	(180)	11
Loss before income taxes	(4,287)	219	(21,701)	(8,873)
Income tax provision	(79)	(262)	(58)	(48)
Net loss	$(4,366)	$(43)	$(21,759)	$(8,921)
Net loss per share, basic	$(0.12)	$—	$(0.58)	$(0.24)
Net loss per share, diluted	$(0.12)	$—	$(0.58)	$(0.24)
Weighted average common shares outstanding, basic	37,575	36,974	37,471	36,699
Weighted average common shares outstanding, diluted	37,575	36,974	37,471	36,699

Comprehensive loss:
Net loss	$(4,366)	$(43)	$(21,759)	$(8,921)
Other comprehensive income, net of tax:
Foreign currency translation adjustment	616	(187)	2,114	1,212
Unrealized (losses) gains on marketable securities	(13)	(47)	(50)	44
Total other comprehensive income	603	(234)	2,064	1,256
Comprehensive loss	$(3,763)	$(277)	$(19,695)	$(7,665)

SeaChange International, Inc.

Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Years Ended January 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(21,759)	$(8,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,667	2,016
Loss on sale of fixed assets	7	5,423
Change in allowance for doubtful accounts	(208)	628
Stock-based compensation expense	1,247	1,151
Deferred income taxes	—	(203)
Realized and unrealized foreign currency transaction loss	793	2,126
Gain on sale of investment in affiliate and other investments, net	—	(1,495)
Other	(40)	—
Changes in operating assets and liabilities:
Accounts receivable	6,420	7,134
Unbilled receivables	7,967	(17,840)
Inventory	—	924
Prepaid expenses and other current assets and other assets	1,196	1,609
Accounts payable	(2,233)	(1,149)
Accrued expenses and other liabilities	(3,492)	(170)
Deferred revenue	(920)	(4,565)
Other	—	(1,462)
Net cash used in operating activities	(9,355)	(14,794)
Cash flows from investing activities:
Purchases of property and equipment	(328)	(281)
Proceeds from sale of building and land	—	600
Cash paid for acquisitions, net	—	(3,838)
Purchases of marketable securities	—	(790)
Proceeds from sales and maturities of marketable securities	4,355	6,576
Proceeds from sale of investment in affiliate, net	—	1,495
Net cash provided by investing activities	4,027	3,762
Cash flows from financing activities:
Proceeds from stock option exercises	119	594
Proceeds from employee stock purchase plan	18	20
Repurchases of common stock	(80)	(142)
Proceeds from Paycheck Protection Program	2,413	—
Net cash provided by financing activities	2,470	472
Effect of exchange rate on cash, cash equivalents and restricted cash	(355)	(460)
Net decrease in cash, cash equivalents and restricted cash	(3,213)	(11,020)
Cash, cash equivalents and restricted cash at beginning of period	9,297	20,317
Cash, cash equivalents and restricted cash at end of period	$6,084	$9,297
Supplemental disclosure of cash flow information
Income taxes paid	$327	$463
Non-cash activities:
Right-of-use assets obtained in exchange for lease obligations	$987	$5,600
Fair value of common stock issued in acquisition	$—	$874

Non-GAAP Measures

We define non-GAAP (loss) income from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees, severance and other restructuring costs, loss on sale of fixed assets, other (expense) income, net, and income tax provision. We discuss non-GAAP (loss) income from operations, including on a per share basis in our quarterly earnings releases and certain other communications, as we believe non-GAAP income (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP  (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP (loss) income from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP (loss) income from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP (loss) income from operations for the three and twelve months ended January 31, 2021, including on a per share basis.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2021	2020	2021	2020
	(Amounts in thousands)		(Amounts in thousands)
GAAP net loss	$(4,366)	$(43)	$(21,759)	$(8,921)
Other income (expense), net	154	2,041	(180)	11
Income tax provision	(79)	(262)	(58)	(48)
GAAP loss from operations	$(4,441)	$(1,822)	$(21,521)	$(8,884)
Amortization of intangible assets	319	270	1,210	1,163
Stock-based compensation	193	597	1,247	1,151
Professional fees - other	—	—	—	1,180
Severance and other restructuring costs	395	371	1,477	3,523
Loss on sale of fixed assets	—	5,423	—	5,423
Non-GAAP (loss) income from operations	$(3,534)	$4,839	$(17,587)	$3,556

Non-GAAP (loss) income from operations, basic per share	(0.09)	0.13	(0.47)	0.10
Non-GAAP (loss) income from operations, diluted per share	(0.09)	0.13	(0.47)	0.10
Weighted average common shares outstanding, basic per share	37,575	36,974	37,471	36,699
Weighted average common shares outstanding, diluted per share	37,575	38,469	37,471	37,335

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
Framework	$432	$11,828	$1,765	$33,199
OVP and other	964	883	3,370	4,197
Hardware	—	532	1,473	2,518
Total product revenue	1,396	13,243	6,608	39,914
Service revenue:
Maintenance and support	2,123	4,140	9,755	20,188
Framework and support services	944	694	3,864	1,428
Professional services and other	660	1,236	1,772	5,624
Total service revenue	3,727	6,070	15,391	27,240
Total revenue	$5,123	$19,313	$21,999	$67,154